UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 5th Avenue, 2nd Floor
New York, NY	10003
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share (1)	WE (1)	(1)
Warrants, each whole warrant exercisable for one share of Class A common stock (2)	WE WS (2)	(2)
Class A Common Stock Purchase Rights	—	(1)

(1)

On November 22, 2023, the New York Stock Exchange (the “NYSE”) filed a Form 25 to delist the Company’s Class A common stock and Class A common stock purchase rights and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting became effective 10 days after the filing of the Form 25. The deregistration of the Company’s Class A common stock and Class A common stock purchase rights under Section 12(b) of the Exchange Act became effective 90 days after the Form 25 filing. Upon deregistration of the Company’s securities under Section 12(b) of the Exchange Act, the Company’s securities remain registered under Section 12(g) of the Exchange Act. The Company’s Class A common stock began trading on the OTC Pink Marketplace on November 8, 2023, under the symbol “WEWKQ.”

(2)

On August 22, 2023, the NYSE filed a Form 25 to delist the Company’s warrants and remove such securities from registration under Section 12(b) of the Exchange Act. The delisting became effective 10 days after the filing of the Form 25. The deregistration of the Company’s warrants under Section 12(b) of the Exchange Act became effective 90 days after the Form 25 filing. The Company’s warrants began trading on the OTC Pink Marketplace on August 23, 2023, under the symbol “WEWOW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on November 6, 2023, WeWork Inc. (the “Company” or “WeWork”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). On May 30, 2024, the Debtors filed the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (Further Technical Modifications) [Docket No. 2051] (as amended, supplemented, or otherwise modified from time to time, the “Plan”) in the Bankruptcy Court. On May 30, 2024, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 2060] (the “Confirmation Order”). Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the Plan. The Plan became effective on June 11, 2024 (the “Effective Date”).

Item 1.01	Entry into a Material Definitive Agreement.

Stockholders Agreement

On the Effective Date, in connection with the effectiveness of the Plan, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with its stockholders, pursuant to which the parties thereto agreed to, among other things, certain board designation rights, governance rights, information rights, right of first refusal and co-sale rights, preemptive rights, drag-along rights and transfer restrictions. Pursuant to the Plan, each stockholder of the Company as of the Effective Date was deemed to be a party to, and bound by, the Stockholders Agreement, regardless of whether such stockholder executed a signature page thereto.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, in connection with the effectiveness of the Plan, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders, pursuant to which the Company granted certain demand registration rights and piggyback rights to such stockholders with respect to the Company’s common stock, par value $0.0001 per share (the “Common Stock”), following the consummation of an initial public offering.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Exit Letter of Credit Facility

To effectuate the transactions contemplated by the Plan, the Company formed certain special purpose subsidiaries to enter into a new credit agreement on the Effective Date. The Company formed, and is the direct owner of, WW SPV Manager LLC (“Manager”), a Cayman Islands limited liability company, and Manager is the direct owner of WW SPV Blocker LLC (“Blocker”), a Cayman Islands limited liability company. Blocker is the direct owner of WW SPV Borrower I LLC (the “Borrower”) and WW SPV Borrower II LLC (together with the Borrower, the “Borrowers”). On the Effective Date, in connection with the effectiveness of the Plan, the Borrowers entered into a credit facility providing for (x) a senior secured limited recourse first priority “last out” term loan C facility, in an aggregate principal amount equal to $441,613,746.22 (the “Junior TLC Facility”) pursuant to which term C loans thereunder (the “Term Loans”) were made to each Borrower, and (y) a senior secured first priority cash collateralized “first out” letter of credit facility in an aggregate principal amount not to exceed, in the case of Goldman Sachs International Bank (“Goldman Sachs”), $264,783,483.17 million and, in the case of JPMorgan Chase Bank, N.A. (“JPMorgan”), $185,216,516.83 million at any time outstanding (the “Senior LC Facility” and, together with the Junior TLC Facility, the “Facilities”), pursuant to a senior secured credit agreement (the “Credit Agreement”), by and among the Borrowers, WW SPV Blocker LLC, Goldman Sachs and JPMorgan, each as an Issuing Bank, a Senior LC Facility administrative agent and an LC collateral agent, Softbank Vision Fund II-2 L.P. (“SVF II”), as the Junior TLC Facility Lender and as the Junior TLC Facility administrative agent, Acquiom Agency Services LLC, as Junior TLC collateral agent, and the other parties from time to time party thereto. Capitalized terms used but not otherwise defined in this section shall have the meanings given to them in the Credit Agreement attached as an exhibit to this Current Report and incorporated herein by reference.

The Letters of Credit under the Senior LC Facility will be used for purposes permitted by the Confirmation Order and the Credit Agreement, to support leases for the business of and other general corporate obligations of the WeWork Group Members, and the Term Loans will be used to cash fund LC Cash Collateral in an aggregate amount equal to the Junior TLC Facility Commitment to support the Senior LC Facility, which LC Cash Collateral will be used to reimburse any drawings on Letters of Credit issued under the Senior LC Facility.

The maturity date of the Junior TLC Facility will occur on the date (the “Junior TLC Facility Trigger Date”) that is the earliest of, among other triggering events, (i) June 11, 2030 (or such later date as the Junior TLC Facility Lender may agree in its sole discretion), (ii) the date on which the Term Loans have been voluntarily prepaid by the Borrowers pursuant to, and in accordance with, the Credit Agreement, (iii) the occurrence of certain changes of control, (iv) certain Events of Default, including with respect to the Senior LC Facility, and (v) the date on which both (a) the Senior LC Facility Date of Full Satisfaction has occurred and (b) the Credit Parties shall have determined in their reasonable discretion that neither they nor any of their Affiliates will require or desire the commitment and/or use of cash collateral provided by the Junior TLC Facility Lender.

The maturity date of the Senior LC Facility is the earliest of (i) June 11, 2028, unless earlier terminated pursuant to the Credit Agreement or otherwise extended pursuant to any Extension Amendment, (ii) the date of termination of any Issuing Bank’s Issuing Commitments and the acceleration of any obligations under the Senior LC Facilities Secured Parties in accordance with the terms thereunder, and (iii) the occurrence of the Junior TLC Facility Trigger Date.

The Terms Loans will be mandatorily reduced or repaid in full from time to time solely through a release of certain surplus LC Cash Collateral and, in connection with drawings in respect of Letters of Credit, the transfer to SVF II of a number of shares of Common Stock, determined in accordance with a conversion price per share set forth in the Credit Agreement. The Credit Agreement further provides that fees owed to the Junior TLC Facility Lender may, at the Borrowers’ option, be paid by with the transfer of a number of shares of Common Stock, determined in accordance with a conversion price per share set forth in the Credit Agreement.

Interest shall not be payable on any drawing paid under any Letter of Credit or any other Senior LC Facility Credit Document Obligations that is reimbursed with LC Cash Collateral on a timely basis. If a drawing paid under any Letter of Credit is not reimbursed with LC Cash Collateral on a timely basis as a result of there being an insufficient amount of LC Cash Collateral available or otherwise reimbursed when due (after giving effect to any applicable grace period), then interest will accrue on the reimbursement obligation at the ABR. The Senior LC Facility Credit Document Obligations under the Credit Agreement will be subject to an additional 2.00% of interest per annum during the period in which any principal of, or interest on, any loan or reimbursement obligation or any fee or other amount payable by the Borrower in respect of such Junior TLC Facility Credit Document Obligations or Senior LC Facility Credit Document Obligations, as applicable, is not paid when due.

The Credit Agreement includes customary conditions precedent, representations and warranties, affirmative and negative covenants, and events of default for financings of this type and size. The Borrowers’ obligations under the Credit Agreement are guaranteed by the Credit Parties and are secured by a security interest in, and lien on, certain property of the Credit Parties, including the LC Cash Collateral. The Credit Agreement also contains customary covenants that limit the ability of the Credit Parties to, among other things, incur additional Indebtedness, permit liens to exist on their assets and sell assets. These covenants are subject to exceptions and qualifications as set forth in the Credit Agreement.

The Junior TLC Facility Credit Document Obligations and Senior LC Facility Credit Document Obligations are guaranteed by the Company on a limited recourse basis for certain “bad boy” acts by the Company or its subsidiaries.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Equity Interests

In accordance with the Plan, on the Effective Date, all shares of the Company’s Class A common stock, par value $0.0001 per share (the “Existing Common Stock”), warrants, each exercisable for shares of Existing Common

Stock (the “Existing Warrants”) and any other equity-based instruments including employee equity awards (together with the Existing Common Stock and the Existing Warrants, the “Existing Equity”) issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

Prepetition Indebtedness

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under the following agreements were cancelled, subject to limitations as set forth in Article IV.H of the Plan:

•

Credit Agreement, dated as of December 27, 2019 (as may be amended, supplemented or otherwise modified from time to time), by and among WeWork Companies U.S. LLC (as successor to WeWork Companies LLC), SVF II, as obligor, SVF II GP (Jersey Limited), acting in its capacity of general partner of SVF II, SB Global Advisors Limited, acting in its capacity as manager of SVF II, the several issuing creditors and letter of credit participants from time to time party thereto, Goldman Sachs, as senior tranche administrative agent and shared collateral agent, Kroll Agency Services Limited, as junior tranche administrative agent, and the other parties thereto from time to time;

•

Senior Secured Debtor-in-Possession Credit Agreement, dated as of December 19, 2023 (as amended by the First Amendment to Senior Secured Debtor-in-Possession Credit Agreement, dated as of May 8, 2024), by and among WeWork Companies U.S. LLC, as Borrower, Goldman Sachs, as Senior LC Facility Administrative Agent and Shared Collateral Agent, SVF II, as Junior TLC Facility Administrative Agent and the other lender parties thereto;

•

First Lien Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as amended, supplemented or otherwise modified from time to time), by and among WeWork Companies U.S. LLC (as successor to WeWork Companies LLC) (the “Issuer”) and WW Co-Obligor Inc. (together with the Issuer, the “Issuers”), the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (“U.S. Bank”), as trustee and collateral agent, governing the 15.000% First Lien Senior Secured PIK Notes due 2027, Series I, Series II and Series III;

•

Second Lien Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as amended, supplemented or otherwise modified from time to time), by and among the Issuers, the guarantors from time to time party thereto and U.S. Bank, as trustee and collateral agent, governing the 11.000% Second Lien Senior Secured PIK Notes due 2027;

•

Second Lien Exchangeable Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as amended, supplemented or otherwise modified from time to time), by and among the Issuers, WeWork Inc., the guarantors from time to time party thereto and U.S. Bank, as trustee and collateral agent, governing the 11.000% Second Lien Exchangeable Senior Secured PIK Notes due 2027;

•

Third Lien Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as amended, supplemented or otherwise modified from time to time), by and among the Issuers, the guarantors from time to time party thereto and Delaware Trust Company, as trustee and collateral agent, governing the 12.000% Third Lien Senior Secured PIK Notes due 2027;

•

Third Lien Exchangeable Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as amended, supplemented or otherwise modified from time to time), by and among the Issuers, WeWork Inc., the guarantors from time to time party thereto and U.S. Bank, as trustee and collateral agent, governing the 12.000% Third Lien Exchangeable Senior Secured PIK Notes due 2027;

•

Amended and Restated Senior Notes Indenture, dated as of December 16, 2021 (as amended, supplemented or otherwise modified from time to time), by and among the Issuers, the guarantors from time to time party thereto and Computershare Trust Company, as trustee, governing the 5.00% Senior Notes due 2025; and

•

Senior Notes Indenture, dated as of April 30, 2018 (as amended, supplemented or otherwise modified from time to time), by and among the Issuers, the guarantors from time to time party thereto and Computershare Trust Company, as trustee, governing the 7.875% Senior Notes due 2025.

Item 1.03	Bankruptcy or Receivership.

On the Effective Date, the Plan became effective pursuant to its terms and the Debtors filed a Notice of Occurrence of Effective Date (the “Effective Date Notice”) with the Bankruptcy Court. A copy of the Effective Date Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Effective Date Notice is not complete and is qualified in its entirety by reference to the Effective Date Notice, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report under the heading “Exit Letter of Credit Facility” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan and following the cancellation of the Company’s Existing Equity, on the Effective Date, the Company issued certain shares of Common Stock to Holders of DIP New Money Exit Facility Claims, Allowed Drawn DIP TLC Claims, Allowed DIP TLC Fee Claims, Allowed Prepetition LC Facility Claims, Allowed 1L Notes Claims and Allowed 2L Notes Claims. The issuance of the Common Stock was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code or other available exemptions from registration under the Securities Act.

Cautionary Note to Holders of Company’s Existing Common Stock

As of May 30, 2024, there were 52,758,760 shares of the Company’s Existing Common Stock and 25,276,251 Existing Warrants outstanding. On the Effective Date, all of the Company’s Existing Equity was cancelled, released, and extinguished without consideration and has no value. The Company’s Existing Equity may continue to be quoted on the OTC Pink Market, but under the terms of the Plan such Existing Equity has no underlying asset value and the Company’s Existing Equity holders should not view the trading activity of the Existing Equity on the OTC Pink Market or any other market or trading platform as indicating that there is any prospect that the Company’s Existing Equity holders might realize any value from the Existing Equity.

No shares of the Company’s Existing Common Stock will be reserved for future issuance in respect of Claims and Interests Filed and Allowed under the Plan or pursuant to the exercise of any rights, options or other obligations of the Company to issue its Existing Common Stock.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Item 1.02 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 1.03, Item 3.02 and Item 5.02 of this Current Report is incorporated herein by reference.

Pursuant to the Plan and following the cancellation of the Company’s Existing Equity, on the Effective Date, the holders of DIP New Money Exit Facility Claims, Allowed Drawn DIP TLC Claims, Allowed DIP TLC Fee Claims, Allowed Prepetition LC Facility Claims, Allowed 1L Notes Claims and Allowed 2L Notes Claims received up to 71,246,391 shares of Common Stock, representing approximately 100% of the voting securities of the Company.

As a result of the Company’s emergence from bankruptcy, the identity of the directors of the Company’s board of directors has changed as described in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, David Tolley ceased to serve as the Company’s Chief Executive Officer. John C. Santora was appointed as the Company’s Chief Executive Officer, effective as of June 12, 2024.

Pursuant to the Plan, on the Effective Date, Paul Keglevic, Paul Aronzon, Alex Clavel, Elizabeth LaPuma, Henry S. Miller, David Tolley and Vikas Parekh ceased to be directors of the Company and were replaced by Anant Yardi, Jason Yardi, Adnan Ahmad, Arnold Brier, Daniel Ehrmann and Jagannath Iyer. Upon his appointment as Chief Executive Officer, John C. Santora will join the board as a director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, in connection with the effectiveness of the Plan, the Company’s Amended and Restated Certificate of Incorporation (the “Amended Certificate”) was filed with the Secretary of State of the State of Delaware and became effective upon the filing thereof and the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) became effective in connection therewith.

The Amended Certificate and the Amended Bylaws are filed herewith as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 11, 2024, the Company issued two press releases in connection with a change in officers and the effectiveness of the Plan respectively. Copies of the press releases are attached to this Current Report as Exhibits 99.2 and 99.3, and are incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In conjunction with its emergence from bankruptcy, the Company filed a Form 15 with the U.S. Securities and Exchange Commission to deregister its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of WeWork Inc.

3.2	Amended and Restated Bylaws of WeWork Inc.

10.1	Stockholders Agreement, dated as of June 11, 2024, by and among WeWork Inc. and the stockholders bound thereto.

10.2	Registration Rights Agreement, dated as of June 11, 2024, by and among WeWork Inc. and the stockholders party thereto.

10.3	Senior Secured Credit Agreement, dated as of June 11, 2024, by and among WW SPV Borrower I LLC and WW SPV Borrower II LLC, as Borrowers, Goldman Sachs International Bank and JPMorgan Chase Bank, N.A., as Senior LC Facility Administrative Agents, Issuing Banks and LC Collateral Agents, SoftBank Vision Fund II-2 L.P., as Junior TLC Facility Administrative Agent, Acquiom Agency Services LLC, as Junior TLC Collateral Agent, and the other lender parties thereto.

99.1	Notice of Occurrence of Effective Date as to WeWork Inc. and Its Debtor Subsidiaries

99.2	Press Release issued by WeWork Inc. on June 11, 2024.

99.3	Press Release issued by WeWork Inc. on June 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: June 11, 2024	By:	/s/ Pamela Swidler
	Name:	Pamela Swidler
	Title:	Chief Legal Officer